Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CBTX, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 10, 2019

Dear Fellow Shareholder:

        On behalf of our Board of Directors, I invite you to attend the 2019 Annual Meeting of Shareholders to be held at the office of CommunityBank of Texas, N.A., located at 5999 Delaware Street, Beaumont, Texas 77706, on Wednesday, May 15, 2019, at 10:00 a.m. Central Time.

        The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will review our operating results for 2018 and plans for the year ahead.

        Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet or telephone voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.

        We appreciate your continued support of our company and look forward to seeing you at the 2019 Annual Meeting.

Sincerely,

Robert R. Franklin, Jr. Chairman, President and Chief Executive Officer

9 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 210-7600

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of CBTX, Inc.:

        The 2019 Annual Meeting of Shareholders (the "annual meeting") of CBTX, Inc. (the "Company") will be held on Wednesday, May 15, 2019, at 10:00 a.m. Central Time at the office of CommunityBank of Texas, N.A., located at 5999 Delaware Street, Beaumont, Texas 77706, for the following purposes:

  1.
  To elect four (4) Class I directors to serve on the board of directors of the Company until the Company's 2022 annual meeting of shareholders; each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

  2.
  To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019; and

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on March 22, 2019, the record date, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

By Order of the Board of Directors,

Robert R. Franklin, Jr. Chairman, President and Chief Executive Officer

Houston, Texas
April 10, 2019

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders To Be Held on May 15, 2019: This proxy statement and our 2019 Annual Report are available at www.communitybankoftx.com under "Investor Relations".

 Your Vote is Important

        A proxy card is enclosed. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet or via telephone pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy in the manner described in the proxy statement at any time before it is exercised. See "About the Annual Meeting" for more information on how to vote your shares or revoke your proxy.

9 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 210-7600

PROXY STATEMENT FOR
2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2019

        Unless the context otherwise requires, references in this proxy statement to "we," "us," "our," "our company," the "Company" or "CBTX" refer to CBTX, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the "Bank" refer to CommunityBank of Texas N.A., a wholly-owned subsidiary of the Company. In addition, unless the context otherwise requires, references to "shareholders" are to the holders of outstanding shares of our common stock, par value $0.01 per share (the "common stock").

        This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company (the "board") for use at the 2019 annual meeting of shareholders of the Company to be held on Wednesday, May 15, 2019 at 10:00 a.m. Central Time at the office of CommunityBank of Texas, N.A. located at 5999 Delaware Street, Beaumont, Texas 77706, and any adjournments thereof (the "annual meeting") for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting, the annual report to shareholders or Form 10-K for the year ended December 31, 2018, and the enclosed proxy card (collectively, the "proxy materials") are first being sent to shareholders on or about April 10, 2019. You should read the entire proxy statement carefully before voting.

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders To Be Held on May 15, 2019

        Pursuant to the rules promulgated by the Securities and Exchange Commission (the "SEC"), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.communitybankoftx.com under "Investor Relations". This website is not a form for voting and presents only an overview of the more complete proxy materials. Shareholders are encouraged to access and review the proxy materials before voting. This site will also have directions to attend the meeting and vote in person and does not use functions that identify you as a visitor to the website.

ABOUT THE ANNUAL MEETING

When and where will the annual meeting be held?

        The annual meeting is scheduled to take place at 10:00 a.m. Central Time on May 15, 2019, at the office of CommunityBank of Texas, N.A. located at 5999 Delaware Street, Beaumont, Texas 77706.

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will act upon the matters outlined in the notice, including the following:

  1.
  To elect four (4) Class I directors to serve on the board of directors of the Company until the Company's 2022 annual meeting of shareholders; each until their respective successor or successors are duly elected and qualified or until their earlier resignation or removal;

  2.
  To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019; and

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Who are the nominees for Class I directors?

        The following four (4) persons have been nominated for election as Class I directors of the Company:

    Robert R. Franklin, Jr.
    J. Pat Parsons
    Michael A. Havard
    Tommy W. Lott

Who is entitled to vote at the annual meeting?

        The holders of record of the Company's outstanding common stock as of the close of business on March 22, 2019 (the "record date") will be entitled to vote at the annual meeting. Each holder of record of the Company's outstanding common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the annual meeting. On the record date, there were 25,143,136 shares of common stock outstanding and entitled to vote.

How do I vote?

        You may vote your shares of common stock either in person at the annual meeting or by proxy. The process for voting your shares depends on how your shares are held as described below. If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you may vote using any of the following methods:

  •
  indicate on the proxy card applicable to your common stock how you want to vote and sign, date and mail your proxy card in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting;

  •
  go to the website www.envisionreports.com/CBTX and follow the instructions for Internet voting on that website; or

  •
  vote over the telephone by following the instructions in the proxy card.

        The Company must receive your vote no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet voting will close at 1:00 a.m. Central Time on May 15, 2019.

        Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person. By following the voting instructions in the materials you receive, you will direct the designated persons (known as "proxies") to vote your common stock at the annual meeting in accordance with your instructions. The board has appointed Robert R. Franklin, Jr. and J. Pat Parsons to serve as the proxies for the annual meeting. If you vote by Internet or telephone, you do not have to return your proxy or voting instruction card.

        If your shares of common stock are held in "street name," your ability to vote over the Internet depends on your broker's voting process. You should follow the instructions on your broker's or intermediary's voting instruction card.

        To vote the shares that you hold in "street name" in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, (1) confirming that you were the beneficial owner of those shares as of the close of business on the record date, (2) stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee, and (3) appointing you as the record holder's proxy to vote the shares covered by that proxy at the annual meeting. If you fail to bring a nominee-issued proxy to the annual meeting, you will not be able to vote your nominee-held shares in person at the annual meeting.

What is the difference between a shareholder of record and a "street name" holder?

        If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company's stock transfer agent, you are considered the "shareholder of record" with respect to those shares. This proxy statement and the proxy card have been sent directly to you by Computershare Trust Company, N.A. at the Company's request.

        If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in "street name." This proxy statement and the proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What constitutes a quorum for the annual meeting?

        A quorum will be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all of the issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at the meeting. Each record holder of shares of common stock is entitled to one vote for each share of common stock registered, on the record date, in such holder's name on the books of the Company on all matters to be acted upon at the annual meeting. The Company's certificate of formation prohibits cumulative voting.

What is a broker non-vote?

        A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of Class I directors to the board (Proposal 1).

What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in "street name." Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What are the board's recommendations on how I should vote my shares?

        The board recommends that you vote your shares as follows:

        Proposal 1—FOR the election of each nominee for Class I director; and

        Proposal 2—FOR the ratification of the appointment of Grant Thornton LLP.

How will my shares be voted if I return a signed and dated proxy card, but don't specify how my shares will be voted?

        If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

        Proposal 1—FOR the election of each nominee for Class I director; and

        Proposal 2—FOR the ratification of the appointment of Grant Thornton LLP.

        If you are a "street name" holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that such nominee will have discretion to vote on the ratification of the appointment of Grant Thornton LLP (Proposal 2).

What are my choices when voting?

        In the election of Class I directors, you may vote for all Class I director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposal to ratify the appointment of Grant Thornton LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

May I change my vote after I have submitted my proxy card?

        Yes, if you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the annual meeting by:

  •
  delivering to the Company prior to the annual meeting a written notice of revocation addressed to: CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Corporate Secretary;

  •
  completing, signing and returning a new proxy card with a later date than your original proxy card, prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

  •
  logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card and following the instructions indicated on the proxy card; or

  •
  attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, attending the annual meeting without voting in person will not revoke your proxy.

        If your shares are held in "street name" and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in "street name" in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

        Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of the director nominees (Proposal 1). The four (4) Class I director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.

        The ratification of Grant Thornton LLP's appointment as the Company's independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting regarding that proposal.

How are broker non-votes and abstentions treated?

        Broker non-votes, as long as there is one routine matter to be voted on at the meeting, such as the ratification of appointment of Grant Thornton LLP here, and abstentions, are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees (Proposal 1).

        Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with the proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered accounting firm. Any abstentions will not have the effect of a vote against the proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm (Proposal 2).

What are the solicitation expenses and who pays the cost of this proxy solicitation?

        The board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or by other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of common stock.

Are there any other matters to be acted upon at the annual meeting?

        Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

        The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.

How can I communicate with the board?

        To communicate with the board, shareholders should submit their comments by sending written correspondence via mail or courier to CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046, Attn: Corporate Secretary; or via email at CorpSecretary@cbotx.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board if not specified.

 PROPOSAL 1. ELECTION OF DIRECTORS

Number of Directors; Term of Office

        Our board of directors consists of eleven (11) members. In accordance with the Company's bylaws, the Company's board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms as follows:

  •
  The Class I directors are Mr. Robert R. Franklin, Jr., Mr. J. Pat Parsons, Mr. Michael A. Havard, and Mr. Tommy W. Lott, and their term will expire at the annual meeting;

  •
  The Class II directors are Mr. Glen W. Morgan, Mr. Joe E. Penland, Sr., Mr. Wayne Reaud, and Mr. Joseph B. Swinbank, and their term will expire at the annual meeting of shareholders to be held in 2020; and

  •
  The Class III directors are Ms. Sheila G. Umphrey, Mr. John E. Williams, Jr., and William E. Wilson, Jr., and their term will expire at the annual meeting of shareholders to be held in 2021.

        Our board has nominated Messrs. Franklin, Parsons, Havard, and Lott as the nominees for election as Class I directors at the annual meeting. Messrs. Franklin, Parsons, Havard, and Lott each currently serve as a Class I director. If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2022 annual meeting or until each person's successor is duly elected, or until such director's earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Nominees for Election

        The following table sets forth the name, age, and positions with the Company for each nominee for election as a Class I director of the Company:

Name of Nominee	Age	Position	Director Since
Robert R. Franklin, Jr.	64	Chairman, President and Chief Executive Officer	2013
J. Pat Parsons	70	Vice Chairman	2007
Michael A. Havard	62	Director	2017
Tommy W. Lott	82	Director	2013

        The following is a brief discussion of the business and banking background and experience of our Class I director nominees.

        Robert R. Franklin, Jr.    Mr. Franklin, 64, serves as our Chairman, President and Chief Executive Officer and has served as a director of the Company and the Bank since 2013. Mr. Franklin joined the Company in 2013 in connection with our merger of equals with VB Texas, Inc. From June 2013 until January 2014, Mr. Franklin served as the Co-Chief Executive Officer of the Company and the Bank. In January 2014, he became Chief Executive Officer of the Bank and the Company. He became Chairman of the Bank in January 2015 and Chairman and President of the Company in December 2015. Mr. Franklin began his 36-year Houston banking career working for a small community bank in Houston upon graduation from the University of Texas. He then moved to a large, regional bank before gravitating back to his primary interest of community banking. He became President of American Bank in 1988, where he served until the bank was sold to Whitney Holding Corp. in early 2001. Mr. Franklin and his team then joined Horizon Capital Bank, where Mr. Franklin raised sufficient capital to match the bank's existing capital and took the position of President of Horizon Capital Bank. He served as President until the bank was sold to Cullen/Frost Bankers, Inc. in 2005. Mr. Franklin then started VB Texas, Inc. in November of 2006 as Chairman, President and Chief Executive Officer, serving until a "merger of equals" between VB Texas, Inc. and the Company in 2013.

Mr. Franklin graduated from the University of Texas in 1977 with a B.B.A. in Finance. He is currently serving on the Board of Junior Achievement of Southeast Texas and previously served on the Board of the Texas Bankers Association. Mr. Franklin has actively served various charitable organizations over the years, along with serving on the board of a local private school. Mr. Franklin adds financial services experience, especially lending, oil and gas expertise and asset liability management to our board of directors, as well as a deep understanding of the Company's business and operations. Mr. Franklin also brings risk and operations management and strategic planning expertise to our board of directors, skills that are important as we continue to implement our business strategy and acquire and integrate growth opportunities.

        J. Pat Parsons.    Mr. Parsons, 70, serves as Vice Chairman of the Company and the Bank. Mr. Parsons was one of the original founders of the Company and has served as a director of the Company and the Bank since 2007. He served as President and Chief Executive Officer of the Company from 2007 until 2013. Mr. Parsons also served as the Bank's Chairman and Chief Executive Officer from 2007 until 2013. From June 2013 until January 2014, Mr. Parsons served as the Co-Chief Executive Officer of the Company and Chairman and Co-Chief Executive Officer of the Bank. In January 2014, he became Chairman of the Bank and President of the Company. In January 2015, Mr. Parsons was named Vice Chairman of the Company and the Bank. He began his banking career in 1973 with First City National Bank of Houston as a Management Trainee and has served in various capacities at numerous commercial banks within our market areas, including Community Bank & Trust, SSB, as President and Chief Operating Officer. From 1992 until its sale to Texas Regional Bancshares, Inc. in 2004, Mr. Parsons oversaw Community Bank & Trust's expansion, through organic growth and five acquisitions, to over $1.1 billion in assets and a network spanning 15 Southeast Texas communities. He currently serves on the board of directors of the Lamar University Foundation. Mr. Parsons earned a B.B.A. in Accounting from Lamar University in 1971 and an M.B.A. in Finance from the University of Houston in 1973. With more than 45 years of experience working in the banking industry in Texas and serving as chief executive officer of several institutions, Mr. Parsons brings significant leadership skills and a deep understanding of the local banking market and issues facing the banking industry to our board of directors.

        Michael A. Havard.    Mr. Havard, 62, has served as a director of the Company since 2017 and is Chairman of the Company's Compensation Committee and a member of the Company's Audit Committee and Corporate Governance and Nominating Committee. In addition, Mr. Havard has served as a director of the Bank since 2007, and is a member of its Audit, Budget and Compensation and Funds Management Committees. Mr. Havard has been a practicing attorney since 1988 and he handles commercial litigation and complex business transactions and is a member of numerous professional organizations and societies. Prior to his legal career, Mr. Havard was an auditor with a prominent national accounting firm and currently is a licensed Certified Public Accountant. He also serves as a director of several private companies. Mr. Havard graduated from Lamar University in 1979 with a B.B.A. in Accounting and received his J.D. from the University of Houston Law Center in 1988. Mr. Havard's prior experience as a Certified Public Accountant and auditor, which included performing audits for various banks in the Houston marketplace, as well as his experience as an attorney, qualify him to serve on our board. His knowledge accumulated from serving on the Company's Audit, Compensation, Corporate Governance and Nominating Committees as well as various Bank committees provide him with a unique perspective of the inner workings of our organization.

        Tommy W. Lott.    Mr. Lott, 82, has served as a director of the Company and the Bank since 2013, and since 2017, he has served on the Company's Audit Committee, the Company's Corporate Governance and Nominating Committee, and the Company's Compensation Committee. Mr. Lott served as a director of VB Texas, Inc. and Vista Bank Texas from 2006 until the merger of equals with the Company and the Bank in 2013. Since 2014, he has been a consultant for Acosta, Inc., a company that provides sales, marketing and retail merchandising solutions to consumer packaged goods companies and retailers in the U.S. and Canada. Mr. Lott founded Lott Marketing, Inc. in 1970 and served as its Chairman and Chief Executive Officer until its sale to Acosta Inc. in 2012. Lott Marketing, Inc. was a sales and marketing agency representing a wide array of food and nonfood products to the food service industry. Mr. Lott has served as a director of Horizon Bank and currently serves as a director of Enviro Water Minerals Company, Inc. Mr. Lott has also been a partner and developer of apartment and independent living complexes in the Houston area during the last 20 years. Mr. Lott received his B.B.A. in Marketing from the University of Houston in 1959. Mr. Lott's broad experience serving on boards of banks and other companies provide us with important skills regarding the oversight of our business.

Election Procedures

        The affirmative vote of a plurality of the votes cast at an annual meeting at which a quorum is present is required for the election of each of the nominees for Class I director. This means that the four (4) Class I director nominees who receive the most votes from the holders of the outstanding shares of common stock for their election at this year's annual meeting will be elected.

        Unless the authority to vote for the election of Class I directors is withheld as to one or more of the nominees, all shares of common stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of Class I directors is withheld as to one or more but not all of the nominees, all shares of common stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

        If a nominee becomes unavailable to serve as a Class I director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the board. The board has no reason to believe that any nominee will be unavailable to serve as a Class I director. All of the nominees have consented to being named herein and to serve if elected.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

        The following is a brief discussion of the business and banking background and experience of our continuing directors that will stand for re-election at the annual meeting of shareholders to be held in 2020 or 2021, as applicable.

Class II Directors with a Term Expiring in 2020

        Glen W. Morgan.    Mr. Morgan, 65, has served as a director of the Company and the Bank since 2007, and since 2017, he has served on the Company's Corporate Governance and Nominating Committee. Mr. Morgan has been the managing partner of Reaud, Morgan & Quinn, L.L.P. since 1996, where he has practiced since 1978. Mr. Morgan is a trial lawyer who specializes in personal injury and business litigation. Mr. Morgan has been named a Super Lawyer by the Texas Monthly's Super Lawyer Section Top Texas Lawyers from 2004 to 2017. He has been listed in Best Lawyers in America since 2006 and National Law Journal Top 50 Verdicts. He is a member of the Texas Bar Association, Jefferson County Bar Association, State Bar of Texas, Association of Trial Lawyers of America, and a Life Fellow of the Texas Bar Foundation. In addition to his leadership of many organizations in his profession, Mr. Morgan has served as a board member of the Lamar University Foundation and the Lamar University College of Education and Human Development Advisory Board, and is an honorary member of the International Brotherhood of Electrical Workers' Local 479, Beaumont Professional Firefighters Local 399, Beaumont Police Officers Association and Texas State Building and Construction Trades Association. A strong supporter of Lamar University, he contributes to Cardinal Athletics, the Cardinal Club, and Friends of the Arts. He also established the Donald E. Morgan Scholarship at Lamar University in honor of his father, created the Morgan Charitable Fund, and established and is a permanent board member of the Cris E. Quinn Charitable Foundation. Mr. Morgan earned a B.B.A. from Lamar University and a J.D. from South Texas College of Law. Mr. Morgan has significant management, risk management and strategic planning skills important to the oversight of our enterprise and operational risk management.

        Joe E. Penland, Sr.    Mr. Penland, 68, has served as a director of the Company and the Bank since 2007, and since 2017, he has served on the Company's Corporate Governance and Nominating Committee and the Company's Compensation Committee. Mr. Penland founded Quality Mat Company, based in Beaumont, Texas, and has served as its President since 1974. Quality Mat Company is one of the largest mat producers in the world and is one of the oldest companies in the business, with the capabilities of producing everything from logging mats to temporary road matting. Quality Mat Company's products carry exclusive patents that serve a variety of major industries. Mr. Penland started the Penland Foundation in 2006, a foundation that helps local organizations in his community. Mr. Penland has significant experience serving on both public and private boards of directors for community banks. Prior to joining our board of directors, Mr. Penland served as a director of Texas Regional Bancshares, Inc., a Nasdaq listed bank holding company, from 2004 until its merger with BBVA in 2006, and as a director of Southeast Texas Bancshares, Inc. prior to its acquisition by Texas Regional Bancshares, Inc. Mr. Penland brings key leadership, risk management, operations, strategic planning and oil and gas industry expertise that assists our board of directors in overseeing the Company's operations in addition to his knowledge of the communities we serve. See "—Involvement in Certain Legal Proceedings" for certain details regarding historical administrative and legal proceedings involving Mr. Penland.

        Wayne A. Reaud.    Mr. Reaud, 71, has served as a director of the Company and the Bank since 2007, and since 2017, he has served on the Company's Corporate Governance and Nominating Committee and the Company's Compensation Committee. Mr. Reaud is the founder of the law firm Reaud, Morgan & Quinn, L.L.P. in Beaumont, Texas where he practices law in the areas of personal injury, products and premises liability, toxic torts and business litigation. He also serves as Chairman of the Board of the Beaumont Foundation of America, Member of the Board of Directors of Huntsman Corporation, and President and Director of the Reaud Charitable Foundation. Mr. Reaud earned a B.A. from Lamar University and a J.D. from Texas Tech University School of Law. He is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers, a member of the Philosophical Society and a member of the State Bar of Texas Grievance Committee. Mr. Reaud was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998. Mr. Reaud was awarded the Honorary Order of the Coif by the University of Texas in 2011. He is listed in Best Lawyers in America. Mr. Reaud's legal expertise and extensive experience with complex and high-profile litigation enable him to advise our board of directors on enterprise risk management and litigation risks and strategies. In addition, his commitment to and knowledge of the communities we serve is valuable to our board of directors.

        Joseph B. Swinbank.    Mr. Swinbank, 67, has served as a director of the Company and the Bank since 2013, and since 2017, he has served on the Company's Audit Committee, the Company's Corporate Governance and Nominating Committee, and the Company's Compensation Committee. Mr. Swinbank served as a director of VB Texas, Inc. and Vista Bank Texas from 2006 until the merger of equals with the Company and the Bank in 2013. Mr. Swinbank is the co-founder of The Sprint Companies, Inc., a Houston based sand and gravel company, and is Partner of Sprint Ft. Bend County Landfill, Sprint Sand & Clay, Sprint Waste Services, and Sprint Transports. In 2014, he became a Partner of River Aggregates and A & B Valves. He became a partner of Sun Industrial in 2016. Mr. Swinbank received his B.S. in Agricultural Economics from Texas A&M University in 1974. Mr. Swinbank brings a wealth of business experience, as well as a sharp focus on the financial efficiency and profitability of our customers, to our board of directors.

Class III Directors with a Term Expiring in 2021

        Sheila G. Umphrey.    Ms. Umphrey, 79, has served as a director of the Company since 2017. Ms. Umphrey is owner of The Decorating Depot Inc., an interior and exterior design firm, where she has served as President since 1990. In her 27 years of experience, Ms. Umphrey has served on the board of Christus St. Elizabeth Hospital, as well as the Foundations Board of Christus St. Elizabeth, the Education Board at Lamar University Port Arthur, and the Board of Gift of Life Beaumont, which is a charitable organization. She is also active with the Humane Society of Beaumont. Ms. Umphrey studied Fine Arts at the University of Colorado and Commercial Art at Lamar University. Ms. Umphrey brings vast business and management experience as a business owner for 27 years, as well as deep knowledge of the communities that we serve through her active involvement with local charities and on numerous boards and foundations.

        John E. Williams, Jr.    Mr. Williams, 64, has served as a director of the Company and the Bank since 2007. He has served as Chairman of the Company's Corporate Governance and Nominating Committee since 2017. Mr. Williams is the Managing Partner of Williams Kherker Hart Boundas Law Firm, L.L.P. in Houston, Texas, where he practices in the area of mass tort cases. Mr. Williams currently serves on the Board of Directors for the Houston Astros, and the Houston Police Foundation, and serves on the Board of Advisors for the James A. Baker III Institute for Public Policy at Rice University. Mr. Williams is listed in Top Attorneys in Texas, Best Attorneys in Texas, The Best Lawyers in America, and Texas' Best Lawyers, and he has been selected as a Super Lawyer every year since 2003. Mr. Williams received a B.B.A. from Baylor University and a J.D. from Baylor School of Law, where he graduated first in his class. Mr. Williams has significant risk management and strategic planning skills. In addition, he brings strong legal, lending and financial skills important to the oversight of our enterprise and operational risk management.

        William E. Wilson, Jr.    Mr. Wilson, 63, has served as a director of the Company since 2017. Mr. Wilson has served as a director of the Bank since 2007. He became Chairman of the Bank's Audit Committee in 2008, and Chairman of the Company's Audit Committee in 2017. He has also served on the Company's Corporate Governance and Nominating Committee since 2017. Since 1979, Mr. Wilson has served as President and Chief Executive Officer of Bar C Ranch Company, a real estate development company developing and investing in industrial, commercial and office properties in Texas. He has served as Manager and General Partner of Wilson Realty, Ltd., an owner of industrial buildings in Beaumont, Texas, since 1977. As Trustee of the Caldwell McFaddin Mineral Trust and the Rosine Blount McFaddin Mineral Trust, Mr. Wilson has managed large oil and gas mineral holdings across the State of Texas, creating operating leases and purchasing minerals on behalf of the trusts. Mr. Wilson founded Wilson Realty, Ltd. and Wilson & Company, a brokerage and management company. He is a licensed Real Estate Broker in the State of Texas and has served as a director and President of the Beaumont Board of Realtors and a director of Texas Association of Realtors. Mr. Wilson has also served on numerous civic and charitable boards in the southeast Texas region. He joined the board of directors of First Security National Bank of Beaumont in 1979 and joined its audit committee in 1981, serving First Security National Bank of Beaumont and its holding company until the bank was acquired by First City Bancorporation of Texas. From 1994 until 2004, he was a director of CommunityBank of Texas, serving on the loan committee and investment committee and as Chairman of the audit committee. Mr. Wilson received his B.B.A. in Accounting from The University of Texas at Austin in 1976 and is a licensed Certified Public Accountant. Mr. Wilson's service as a bank director at other institutions, coupled with his investment, accounting and financial skills adds administration and operational management experiences, as well as corporate governance expertise to our board of directors. In addition, as a Certified Public Accountant, Mr. Wilson brings extensive accounting, management, strategic planning and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Pursuant to the recommendation of the Audit Committee, the board has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. The board is seeking ratification of the appointment of Grant Thornton LLP for the 2019 fiscal year. Shareholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2019 fiscal year is not required by our bylaws, state law or otherwise. However, the board is submitting the selection of Grant Thornton LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Grant Thornton LLP for future services.

        At the annual meeting, shareholders will be asked to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP. Assuming a quorum is present, the ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting. Representatives of Grant Thornton LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019.

 BOARD AND COMMITTEE MATTERS

Board Meetings

        Our board met four times during the 2018 fiscal year (including regularly scheduled and special meetings). During fiscal year 2018, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the board on which he or she served (during the period that he or she served).

Director Attendance at Annual Meeting

        The board encourages all directors to attend the annual meeting of shareholders. All but one of our directors attended the 2018 annual meeting of shareholders. We anticipate all of our nominees for election will attend the upcoming annual meeting.

Board Composition

        The size of our board is currently set at 11 members. In accordance with the Company's bylaws, members of the board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of Class I, Class II and Class III directors will expire at the annual shareholders' meeting to be held in 2019, 2020 and 2021, respectively. There are no family relationships of first cousin or closer among our directors or officers by blood, marriage or adoption.

        Any director vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, even if the remaining directors constitute less than a quorum of the full board, and in the event that there is only one director remaining in office, by such sole remaining director. In accordance with the Company's bylaws, a director appointed to fill a vacancy will be appointed to serve until such director's successor shall have been duly elected and qualified. During a period between two successive annual meetings of shareholders, our board cannot fill more than two vacancies created by an increase in the number of directors. Notwithstanding the foregoing, a vacancy to be filled because of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

        As discussed in greater detail below, the board has affirmatively determined that nine of our 11 current directors qualify as independent directors under the applicable rules of the NASDAQ Global Select Market and the SEC.

Director Independence

        Under the rules of the NASDAQ Global Select Market, a majority of the members of our board are required to be independent. The rules of the NASDAQ Global Select Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

        Our board has evaluated the independence of each director based upon these rules. Applying these rules, our board has affirmatively determined that, with the exception of Messrs. Franklin and Parsons, each of our current directors qualifies as an independent director under applicable rules. In making these determinations, our board considered the current and prior relationships that each director has and has had with the Company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of common stock by each director, and the transactions described under the section titled "Certain Relationships and Related Person Transactions" in this proxy statement.

Board Leadership Structure

        Robert R. Franklin Jr., currently serves as our Chairman, President and Chief Executive Officer. Mr. Franklin joined the Company in 2013 in connection with our merger of equals with VB Texas, Inc. He became Chairman and President of the Company in December 2015. Mr. Franklin's primary duties are to lead our board in establishing the Company's overall vision and strategic plan and to lead the Company's management in carrying out that plan.

        Our board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes that it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer's extensive knowledge of the Company and the banking industry. The board views this arrangement as also providing an efficient nexus between the Company and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner. The board does not have a lead or presiding independent director.

Risk Management and Oversight

        Our board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas as described in the section entitled "—Committees of the Board."

Director Nominations

        The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the board. The Corporate Governance and Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the board and meet the criteria for nominees considered by such committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee's resources, it will consider only those director candidates recommended in accordance with the procedures set forth in our bylaws, which are summarized generally in the section titled "—Procedures to be Followed by Shareholders for Director Nominations."

  Criteria for Director Nominees

        The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it identifies and recommends individuals to be selected by our board as nominees for election to the board. In addition to reviewing the background and qualifications of the individuals considered in the selection of candidates, the Corporate Governance and Nominating Committee looks at a number of attributes and criteria, including: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Corporate Governance and Nominating Committee considers appropriate in the context of the needs of the board. The Corporate Governance and Nominating Committee does not have a formal policy with respect to diversity; however, the board and Corporate Governance and Nominating Committee believe that it is essential that the board members represent diverse viewpoints.

        In addition, prior to nominating an existing director for re-election to the board, the Corporate Governance and Nominating Committee considers and reviews an existing director's board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; independence; and any significant change in the director's status, including the attributes considered for initial membership on our board of directors.

  Process for Identifying and Evaluating Director Nominees

        Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the board, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the board.

        The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the board is set forth below.

        Identification.    For purposes of identifying nominees for the board, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the board as well as their knowledge of members of the communities served by the Company. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth in our bylaws and which are summarized generally below in the section titled "—Procedures to be Followed by Shareholders for Director Nominations." The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

        Evaluation.    In evaluating potential nominees, the Corporate Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual's background and interview the candidate.

Procedures to be Followed by Shareholders for Director Nominations

        Any shareholder of the Company entitled to vote in the election of directors may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as director at a meeting only if such shareholder has given timely notice in proper written form of such shareholder's intent to make such nomination or nominations. To be timely, a shareholder's notice given in the context of an annual meeting of shareholders must be delivered to or mailed and received at the principal executive office of the Company not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date, then to be timely the notice must be received by the Company no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the seventh calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or first made public. Any adjournment or postponement of an annual meeting will not commence a new time period for the purposes of giving notice.

        To be in proper written form, a shareholder's notice to the Secretary of the Company must set forth:

  •
  as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

  •
  as to the shareholder giving the notice, the name and address of such shareholder; the class and number of shares of the Company and other economic and voting interests or similar positions, securities or interests held by such shareholder;

  •
  a description of any material relationships, including financial transactions and compensation, between the shareholder giving the notice and any shareholder associated person, on the one hand, and the proposed nominee or nominees, and such nominee's affiliates and associates, or others acting in concert with the nominee, on the other hand;

  •
  a completed independence questionnaire regarding the proposed nominee or nominees;

  •
  a written representation from such proposed nominee or nominees that they do not have, nor will they have, any undisclosed voting commitments or other arrangements with respect to their actions as a director;

  •
  a written representation from such proposed nominee or nominees that they comply with all applicable corporate governance policies and eligibility requirements; and

  •
  any other information reasonably requested by the Company.

        Shareholder nominations should be addressed to the Chairman of the Corporate Governance and Nominating Committee of CBTX, Inc., Attn: James Sturgeon, 9 Greenway Plaza, Suite 110, Houston, Texas 77046.

        A nomination not made in compliance with the foregoing procedures will not be eligible to be voted upon by the shareholders at the meeting. The Corporate Governance and Nominating Committee has the power and duty to determine whether a nomination was made in accordance with procedures set forth above and, if any nomination is not in compliance with the procedures set forth above, to declare that such defective nomination will be disregarded.

Committees of the Board

        Our board has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

        Our board may establish additional committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and bylaws.

  Audit Committee

        The members of our Audit Committee are Messrs. Wilson (Chairman), Havard, Lott and Swinbank. Our board has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that each (i) is an "independent director" under NASDAQ Global Select Market rules, (ii) satisfies the additional independence standards under applicable SEC rules for audit committee service, and (iii) has the ability to read and understand fundamental financial statements. In addition, our board of directors has determined that Mr. Wilson is a financial expert and has the financial sophistication required of at least one member of the Audit Committee by the rules of the NASDAQ Global Select Market due to his experience and background. Our board of directors has also determined that Mr. Wilson qualifies as an "audit committee financial expert" under the rules and regulations of the SEC. The Audit Committee met five times in 2018.

        The purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities with respect to the following, among other things:

  •
  selecting and reviewing the performance of our independent auditor and approving, in advance, all engagements and fee arrangements;

  •
  reviewing reports from the independent auditor regarding its internal quality control procedures and any material issues raised by the most recent internal quality-control or peer review or by governmental or professional authorities, and any steps taken to deal with such issues;

  •
  reviewing the independence of our independent auditor and setting policies for hiring employees or former employees of our independent auditor and for audit partner rotation and independent auditor rotation in accordance with applicable laws, rules and regulations;

  •
  resolving any disagreements regarding financial reporting between management and the independent auditor, and reviewing with our independent auditor any audit problems, disagreements or difficulties and management's response thereto;

  •
  overseeing our internal audit function;

  •
  reviewing operating and control issues identified in internal audit reports, management letters, examination reports of regulatory agencies and monitoring management's compliance with recommendations contained in those reports; and

  •
  meeting with management and the independent auditor to review the effectiveness of our system of internal control and internal audit procedures, and to address any deficiencies in such procedures.

        The Audit Committee has adopted a written charter, which sets forth the Audit Committee's duties and responsibilities. The Audit Committee charter is available on our website at www.communitybankoftx.com. under "Investor Relations—Corporate Governance—Documents and Charters".

  Compensation Committee

        The members of our Compensation Committee are Messrs. Havard (Chairman), Lott, Penland, Reaud and Swinbank. Our board of directors has evaluated the independence of each of the members of our Compensation Committee and has affirmatively determined that each of the members of our Compensation Committee meets the definition of an "independent director" under NASDAQ Global Select Market rules. Our board of directors has also determined that each of the members of the Compensation Committee qualifies as a "nonemployee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and with the exception of Mr. Reaud, each is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee met five times in 2018. The Compensation Committee charter requires the Compensation Committee to meet at least once annually.

        The purpose of the Compensation Committee is to assist the board in its oversight of our overall compensation structure, policies and programs and assessing whether such structure establishes appropriate incentives and meets our corporate objectives, the compensation of our executive officers and the administration of our compensation and benefit plans.

        The Compensation Committee has responsibility for, among other things:

  •
  reviewing and recommending the annual compensation, annual incentive opportunities and any other matter relating to the compensation of our executive officers;

  •
  reviewing and making recommendations to the board with respect to all employment agreements, severance or termination agreements, change in control agreements or similar agreements between an executive officer and the Company;

  •
  reviewing and recommending the establishment of performance measures and the applicable performance targets for each performance-based cash and equity incentive award to be made under any benefit plan;

  •
  taking all actions required or permitted under the terms of our compensation and benefit plans, with separate but concurrent authority, and reviewing at least annually the overall performance, operation and administration of our compensation and benefit plans;

  •
  reviewing and recommending action by the board with respect to various other matters in connection with each of our compensation and benefit plans;

  •
  reviewing with the Chief Executive Officer the compensation payable to employees other than our executive officers, including equity and non-equity incentive compensation and other benefits and our total incentive compensation program envisioned for each fiscal year;

  •
  consulting with the Chief Executive Officer regarding a succession plan for our executive officers, including our Chief Executive Officer, and the review of our leadership development process for senior management positions;

  •
  reviewing the performance of our executive officers for each fiscal year; and

  •
  reviewing and making recommendations to the board with respect to non-management directors for their service on the board and board committees.

        The Compensation Committee has adopted a written charter, which sets forth the Compensation Committee's duties and responsibilities. The Compensation Committee charter is available on our website at www.communitybankoftx.com under "Investor Relations—Corporate Governance—Documents and Charters".

        During 2018, the Compensation Committee engaged Hunt Financial Group ("Hunt") as an independent compensation consultant to obtain objective, expert advice on the Company's executive compensation program and practices. Pursuant to the engagement, Hunt provided the Compensation Committee with information regarding the competitive market for executive talent and marketplace compensation trends, assisted the Compensation Committee with the identification and approval of an appropriate peer group against which to benchmark the Company's executive compensation program practices, and provided recommendations for revisions to the Company's existing compensation for its officers. The Compensation Committee has assessed the independence of Hunt pursuant to the rules of the SEC and concluded that Hunt's work for the Compensation Committee did not raise any conflicts of interest during 2018.

  Corporate Governance and Nominating Committee

        The members of our Corporate Governance and Nominating Committee are Messrs. Williams (Chairman), Havard, Lott, Morgan, Penland, Reaud, and Swinbank. Our board of directors has evaluated the independence of each of the members of our Corporate Governance and Nominating Committee and has affirmatively determined that each of the members of our Corporate Governance and Nominating Committee meets the definition of an "independent director" under NASDAQ Global Select Market rules. The Corporate Governance and Nominating Committee was formed in September

2017 and first met in February 2018. The Corporate Governance and Nominating Committee did not retain the services of any independent search firm during 2018.

        The Corporate Governance and Nominating Committee has responsibility for, among other things:

  •
  reviewing the performance of our board and each of its committees;

  •
  identifying, assessing and determining the qualification, attributes and skills of, and recommending, persons to be nominated by our board for election as directors and to fill any vacancies on our board of directors;

  •
  reviewing and recommending to our board each director's suitability for continued service as a director upon the expiration of his or her term and upon any material change in his or her status; and

  •
  reviewing the size and composition of our board as a whole, and recommending any appropriate changes to reflect the appropriate balance of required independence, knowledge, experience, skills, expertise and diversity.

        Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the Corporate Governance and Nominating Committee's duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.communitybankoftx.com under "Investor Relations—Corporate Governance—Documents and Charters."

        Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that such shareholder complies with the procedures described in the section titled "—Procedures to be Followed by Shareholders for Director Nominations."

Certain Corporate Governance Matters

Code of Business Conduct and Ethics

        We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including the Company's President, Chairman and Chief Executive Officer and senior financial officers. The Code of Business Conduct and Ethics is available on our website at www.communitybankoftx.com under "Investor Relations—Corporate Governance—Documents and Charters." Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines to assist the board in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our shareholders. The Corporate Governance Guidelines are available on our website at www.ir.cbtxinc.com under "Corporate Governance—Documents and Charters."

Independent Auditors

        The Audit Committee has recommended, and the board appointed, Grant Thornton LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2019 fiscal year. Grant Thornton LLP served as our independent auditors for the 2018 fiscal year and reported on the Company's consolidated financial statements for that year.

Fees Paid to Independent Registered Public Accounting Firm

        The Audit Committee has reviewed the following audit and non-audit fees billed to the Company by Grant Thornton LLP for 2018 and 2017 for purposes of considering whether such fees are compatible with maintaining the auditor's independence, and concluded that such fees did not impair Grant Thornton LLP's independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Grant Thornton LLP before the services are performed, including all of the services described under "Audit Fees" and "Audit-Related Fees", "Tax Fees" and "All Other Fees" below. The Audit Committee has pre-approved all of the services provided by Grant Thornton LLP in accordance with the policies and procedures described in the section titled "—Audit Committee Pre-Approval."

	2018	2017
Audit fees(1)	$594,112	$1,362,010
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total Fees	$594,112	$1,362,010

(1)
Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) the filing of our registration statements, including our Registration Statement on Form S-1 related to our initial public offering, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.

Audit Committee Pre-Approval

        The Audit Committee's charter establishes a policy and related procedures regarding the Audit Committee's authority to approve, in advance, all auditing services (which, if applicable, may include providing comfort letters in connection with securities underwritings), and non-audit services that are otherwise permitted by law (including tax services, if any) that are provided to the Company by its independent auditors (which approval is made after receiving input from the Company's management, if desired). The Audit Committee may also delegate to one or more of its members the authority to pre-approve auditing services and non-audit services that are otherwise permitted by law, provided that each such preapproval decision is presented to the full Audit Committee at a scheduled meeting. In addition, the Audit Committee has the authority to review and, in its sole discretion, approve in advance the Company's independent auditors' annual engagement letter, including the proposed fees contained therein.

Involvement in Certain Legal Proceedings

        In July 2009, the SEC filed a complaint against Mr. Penland, among others, alleging that Mr. Penland through Quality Mat Company aided and abetted other defendants engaged in violations of the antifraud, registration and reporting provisions of the federal securities laws. More specifically, the SEC alleged that Mr. Penland was part of a fraudulent accounting scheme that allowed Newpark Resources, Inc., a customer of Quality Mat Company, in fiscal year 2003 to avoid writing off approximately $4.2 million in aging debt. Mr. Penland denied those allegations. In October of 2009, Mr. Penland, without admitting the allegations, consented to the entry of a permanent injunction as to future violations of the federal securities laws and agreed to pay a $70,000 civil penalty.

CURRENT EXECUTIVE OFFICERS

        The following table sets forth the name, age and position with the Company of each of our named executive officers. The business address for all of these individuals is 9 Greenway Plaza, Suite 110, Houston, Texas 77046.

Name of Named Executive Officer	Position	Age
Robert R. Franklin, Jr.	Chairman, President and Chief Executive Officer	64
J. Pat Parsons	Vice Chairman	70
Robert T. Pigott, Jr.	Chief Financial Officer	64

Background of our Named Executive Officer who is not also a Director

        Robert T. Pigott, Jr.    Mr. Pigott serves as Chief Financial Officer of the Company and Senior Executive Vice President and Chief Financial Officer of the Bank. He also serves as an advisory director on the boards of directors for the Company and the Bank. He served as Chief Financial Officer and a director of VB Texas, Inc. and Vista Bank Texas from 2010 to 2013 and was appointed to his current positions with the Company and the Bank in 2013 following the Company's merger of equals with VB Texas, Inc. and Vista Bank Texas. In his capacity, he oversees all finance activities, including accounting, financial reporting, investments, and interest rate risk management. Mr. Pigott has over 35 years of financial services experience, having served as Chief Financial Officer for both privately held and publicly-traded institutions in the Houston, Dallas/Fort Worth, Austin and McAllen, Texas markets, including Texas Regional Bancshares, Inc. He also spent six years in public accounting with Arthur Andersen & Co., a national accounting firm. Mr. Pigott graduated from the University of Mississippi, with a B.B.A. in Accounting, in 1976 and is a licensed Certified Public Accountant.

Other Executive Officers

        The following table sets forth information regarding our executive officers who, in addition to Messrs. Franklin, Parsons and Pigott, are members of the executive committee of the Bank.

Name of Executive Officer	Position	Age
Travis Jaggers	President	70
Donna B. Dillon	Senior Executive Vice President and Chief Administration Officer	63
Deborah Dinsmore	Senior Executive Vice President and Chief Information Officer	59
Tracy O'Neil	Senior Executive Vice President and Chief Human Resources Officer	58
James L. Sturgeon	Senior Executive Vice President and Chief Risk Officer	68
Joe F. West	Senior Executive Vice President and Chief Credit Officer	64

        Travis L. Jaggers.    Mr. Jaggers has served as President of the Bank since December 2011 and oversees our loan and treasury activities. He provides strategic vision and direction to the commercial lending group and designs and implements strategies to ensure asset quality, growth and profitability. Mr. Jaggers reviews, recommends and approves all lending and treasury activities and serves on all key operational and management committees of the Bank. Mr. Jaggers graduated from the University of Houston with a B.B.A. in Accounting and received a Master of Science degree in Finance from the University of Houston.

        Donna B. Dillon.    Ms. Dillon has served as Senior Executive Vice President and Chief Administration Officer of the Bank since September 2013 and has also served as our Corporate Secretary since June 2014. She has also served as the Executive Vice President and Chief Financial Officer of the Bank from 2008 through 2013. Ms. Dillon has responsibility for the Bank's retail division, deposit and loan operations as well as oversight of the Bank's electronic banking services and call center. She has over 40 years of banking experience and graduated from Texas A&M University in 1977 with a B.S. in Economics and is a licensed Certified Public Accountant.

        Deborah Dinsmore.    Ms. Dinsmore has served as Senior Executive Vice President and Chief Information Officer since 2015. Prior to that, she served as the Chief Operations Officer and Chief Information Officer at Integrity Bank from 2012 through 2015. Ms. Dinsmore is responsible for oversight of aligning technology strategy with corporate strategies, leveraging system capabilities to optimize performance, and manage information technology risks. She graduated from Alvin Community College with an A.A.S. degree in Business.

        Tracy O'Neil.    Ms. O'Neil has served as Senior Executive Vice President and Chief Human Resources Officer of the Bank since March 2015. She previously served as the Executive Vice President of Human Resources of the Redstone Companies from 1992 through 2013. Ms. O'Neil oversees employee relations, compensation, benefits, payroll and training and development. Ms. O'Neil also serves on the advisory board of Houston Achievement Place. Ms. O'Neil graduated from Angelo State University with a B.B.A. in Management.

        James L. Sturgeon.    Mr. Sturgeon has served as Senior Executive Vice President and Chief Risk Officer of the Bank since 2013. Prior to that he served as the Vice Chairman from 2011 through 2013 at VB Texas Inc., and Vista Bank. He oversees the Bank's risk division with enterprise risk management, compliance, audit, loan review, information security and strategic planning activities. Additionally, he chairs the Bank's risk committee and sits on various Bank level risk and governance committees. Mr. Sturgeon has over 32 years of experience in banking and graduated with a B.B.A in Finance degree from University of Houston in 1973, and an M.B.A. from Southern Methodist University in 1977.

        Joe E. West.    Mr. West has served as Senior Executive Vice President and Chief Credit Officer of the Bank since 2013. Mr. West joined the Bank in 2013 via the merger of CBTX and Vista Bank Texas where he was Executive Vice President and Senior Credit Officer since 2006. Prior to Vista Bank Texas Mr. West served as Senior Credit Officer at Horizon Capital Bank in Houston. In his capacity as Chief Credit Officer he is responsible for loan asset quality, loan policy and the Bank's loan approval process. Mr. West has over 40 years' experience in banking and graduated with a B.B.A. in Accounting from Baylor University in 1978, and is a licensed Certified Public Accountant.

 EXECUTIVE COMPENSATION AND OTHER MATTERS

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

        Our "named executive officers," which consist of our principal executive officer and the two other most highly compensated executive officers, are:

  •
  Robert R. Franklin, Jr.—Chairman, President and Chief Executive Officer

  •
  J. Pat Parsons—Vice Chairman

  •
  Robert T. Pigott, Jr.—Chief Financial Officer

Summary Compensation Table

        The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered in all capacities during the fiscal years indicated. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where Mr. Franklin, Mr. Parsons and Mr. Pigott each serve in the same capacity. Narrative disclosure regarding the compensation elements set forth below follows this table.

Name and Principal Position	Year	Salary	Bonus ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Robert R. Franklin, Jr.	2018	500,000	800,000	86,011	10,689	228,651	(4)	1,625,351
Chairman of the Board,	2017	450,000	700,000	780,000	12,477	103,863	(5)	2,046,340
President and Chief Executive
Officer
J. Pat Parsons	2018	300,000	550,000	59,114	7,856	175,220	(6)	1,092,190
Vice Chairman	2017	300,000	500,000	260,000	9,468	205,902	(7)	1,275,370
Robert T. Pigott, Jr.,	2018	302,412	200,000	21,511	—	20,576	(8)	544,499
Chief Financial Officer	2017	252,010	150,000	260,000	—	48,351	(9)	710,361

(1)
The amounts in this column represent the aggregate amount of annual discretionary cash bonuses earned by our named executive officers for fiscal year 2018 and 2017 performance, respectively. For Messrs. Franklin and Parsons, 75% of the amount reported in fiscal 2018 and 2017 was paid in February 2019 and February 2018, respectively, and the remaining 25% will be paid (plus interest accrued at the rate of 7% per year, compounded monthly) in February 2021 and February 2020, respectively, subject to their continued employment through each such date.

(2)
As required by SEC rules, amounts in this column represent the aggregate grant date fair value of stock-based compensation expense as required by FASB ASC Topic 718 Stock Based Compensation. A discussion of the assumptions used to value the restricted stock and nonqualified stock option awards are contained in the notes to the Company's financial statements under

  Note 18. "Stock-Based Compensation" included in our annual report on Form 10-K for the year ended December 31, 2018.

(3)
Represents above-market earnings credited in fiscal years 2018 and 2017 to Mr. Franklin's and Mr. Parson's respective holdback bonus arrangements. Holdback bonus amounts accrue interest at the rate of 7% per year, compounded monthly. Mr. Franklin's holdback bonus arrangement was credited with interest in the aggregate amounts of $23,107 and $19,100 for fiscal years 2018 and 2017, respectively. Mr. Parson's holdback bonus arrangement was credited with interest in the aggregate amounts of $16,975 and $14,090 for fiscal years 2018 and 2017, respectively.

(4)
This amount includes $14,650 of country club dues, $16,500 of matching contributions to Mr. Franklin's 401(k) account, $760 of contributions to Mr. Franklin's health savings account, $3,326 of life insurance premiums, $6,022 attributable to the use of a Company car, and a $187,393 increase in the actuarial present value of his accrued benefit under his 2017 Salary Continuation Agreement (discussed below).

(5)
This amount includes $35,000 of director fees, $11,074 of country club dues, $16,200 of matching contributions to Mr. Franklin's 401(k) account, $750 of contributions to Mr. Franklin's health savings account, $3,326 of life insurance premiums, $5,644 attributable to the use of a Company car, and a $31,869 increase in the actuarial present value of his accrued benefit under his 2017 Salary Continuation Agreement (discussed below).

(6)
This amount includes $16,500 of matching contributions to Mr. Parsons' 401(k) account, $1,125 of contribution towards Mr. Parsons' home security system, $10,382 of life insurance premiums and $10,019 attributable to the use of a Company car. This amount additionally reflects the cash compensation received by Mr. Parsons pursuant to his employment agreement which entitles him to receive $100,000 annually for a period of 10 years upon reaching the age of 65 and the earnings of $37,194 on Mr. Parsons' deferred compensation arrangement in fiscal 2018.

(7)
This amount includes $35,000 of director fees, $16,200 of matching contributions to Mr. Parsons' 401(k) account, $1,557 of contribution towards Mr. Parsons' home security system, $6,401 of life insurance premiums and $12,058 attributable to the use of a Company car. This amount additionally reflects the cash compensation received by Mr. Parsons pursuant to his employment agreement which entitles him to receive $100,000 annually for a period of 10 years upon reaching the age of 65 and the earnings of $34,686 on Mr. Parsons' deferred compensation arrangement in fiscal 2017.

(8)
This amount includes $16,500 of matching contributions to Mr. Pigott's 401(k) account, $750 of contributions to Mr. Pigott's health savings account and $3,326 of life insurance premiums.

(9)
This amount includes $32,500 for services advising the board of directors, $9,625 of matching contributions to Mr. Pigott's 401(k) account, $750 of contributions to Mr. Pigott's health savings account, $3,326 of life insurance premiums and $2,150 for an annual physical.

Narrative Discussion of Summary Compensation Table

        General.    We compensate our named executive officers through a mix of base salary, discretionary cash bonuses, long-term incentive compensation and other benefits, which include, to a certain extent, perquisites. We originally established our executive compensation philosophy and practices to fit our status as a privately held corporation and adapted our philosophy and practices following our initial public offering. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive's particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

        Base Salary.    Each named executive officer's base salary is a fixed component of compensation for each year for performing specific job duties and functions. Historically, we have established annual base salary rates for Messrs. Franklin, Parsons and Pigott, subject in each case to their employment agreements, at a level necessary to retain the individual's services and we have reviewed base salaries on an annual basis at the end of each year, with adjustments implemented at the beginning of the next year. We have historically made adjustments to the base salary rates of the named executive officers upon consideration of any factors that our board of directors deems relevant, including but not limited to (a) any increase or decrease in the executive's responsibilities, (b) the executive's job performance, and (c) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on competitive market data developed by Hunt, our independent compensation consultant, publicly available information and the experience of members of the board of directors and management.

        The board of directors also analyzed the appropriateness of the base salary for each of our named executive officers in light of the base salaries of other executives in the peer group that were identified with the assistance of our independent compensation consultant, Hunt, both on a stand-alone basis and as a component of total compensation.

        Discretionary Bonus.    Historically, our annual cash bonus awards for named executive officers have been discretionary awards awarded by the board of directors after the end of each fiscal year. The determination of the amount of these discretionary cash bonus awards, if any, has been made based on an overall assessment of our performance in light of overall market conditions, along with these named executive officers' individual performance, for the fiscal year. The annual bonuses earned by Messrs. Franklin and Parsons have historically been paid in two installments, with 75% of the approved bonus amount paid in the first quarter of the calendar year following the year in which the bonus was earned and the remaining 25% paid (with interest accrued at the rate of 7% per year) in February of the third calendar year following the year in which the bonus was earned, subject to the named executive officer's continuing employment with us through such date.

        Long-Term Incentive Compensation.    In connection with our initial public offering, on November 7, 2017, our Compensation Committee granted awards of restricted stock under the CBTX, Inc. 2017 Omnibus Incentive Plan (the "2017 Plan") to each of our named executive officers. Mr. Franklin received an award of 30,000 shares of restricted stock and Messrs. Parsons and Pigott each received an award of 10,000 shares of restricted stock. These awards vest in five equal annual installments beginning on November 7, 2018, subject to the named executive officer's continued status as an employee on each applicable vesting date; provided, however, that these awards will become immediately and fully vested upon a change of control. In light of the equity awards made to our named executive officers in 2017, the Compensation Committee did not grant any equity awards to our named executive officers in 2018. However, on February 1, 2019, our Compensation Committee granted the following awards of restricted stock to our named executive officers: Mr. Franklin—2,667 shares of restricted stock; Mr. Parsons—1,833 shares of restricted stock; and Mr. Pigott—667 shares of restricted stock. Each of these awards vest in three equal annual installments beginning on February 2, 2020, subject to the named executive officer's continued status as an employee on each applicable vesting date; provided, however, that these awards will become immediately and fully vested upon a change of control.

        Employee Retirement Benefit Plan.    Our named executive officers are also each eligible to participate in our 401(k) plan, which is designed to provide retirement benefits to all eligible employees. Our 401(k) plan provides employees with the opportunity to save for retirement on a tax-deferred basis, and permits employees to defer between 1% and 100% of eligible compensation, subject to statutory limits. Under the 401(k) plan, we may make discretionary matching contributions or any additional contributions.

        Deferred Compensation Arrangements under Annual Bonus Plan.    The Bank had in the past established unfunded deferred compensation arrangements with executive officers at the Bank, including Mr. Parsons, and certain other highly compensated employees who contributed to the continued growth, development and future business success of the Bank. Pursuant to these arrangements we contributed between 25% and 33% of each eligible participant's incentive bonus amount into a deferred compensation account. These arrangements were frozen to new contributions in 2014. Despite the restriction on further contributions, we recorded a continuing liability under these arrangements of approximately $2.5 million for the year ended December 31, 2018. Mr. Parsons' deferred compensation account continues to hold the amounts deferred prior to the freeze date, which accrues interest at an annual rate of 7% compounded monthly. Mr. Parsons became fully vested on in his deferred compensation arrangement on March 1, 2018. The balance credited to Mr. Parsons' account under his deferred compensation arrangement was $561,415 as of March 31, 2019.

        2017 Salary Continuation Agreement.    In October 2017, we entered into a salary continuation agreement (the "SERP"). Under the SERP, Mr. Franklin will receive an annual payment for ten years commencing at age 70 (the "Normal Retirement Benefit"). The amount of the annual payment (the "Annual SERP Payment") is determined by using reasonable actuarial assumptions to convert the SERP accrual balance (which is annually approved by the Compensation Committee and may be increased, but not decreased) into the Normal Retirement Benefit. The SERP accrual balance was $219,000 at December 31, 2018, which yields a Normal Retirement Benefit with an Annual SERP Payment of approximately $200,000. If Mr. Franklin's employment terminates before age 70, instead of the Normal Retirement Benefit he would receive a reduced annual payment that is based on the amount of the SERP accrual balance when employment termination occurs. The reduced installment payments would not commence until the seventh month after his termination of employment, or if earlier, the month after he attains age 70. The SERP also provides for a lump-sum cash benefit (in lieu of any other SERP benefit) payable immediately after a change in control, regardless of whether Mr. Franklin's employment also terminates. The lump-sum benefit is the amount of the SERP accrual balance as of the date of the change in control. If a change in control occurred while Mr. Franklin is receiving installment payments under the SERP, he would instead receive an immediate lump-sum payment consisting of the aggregate amount of all remaining installment payments.

Employment Agreements with Named Executive Officers

        We have entered into employment agreements with each of our named executive officers. The following is a summary of the material terms of each such agreement.

  Employment Agreement with Robert R. Franklin, Jr.

        We entered into an amended and restated employment agreement with Mr. Franklin on October 28, 2017, pursuant to which he serves as our President and Chief Executive Officer and as Chief Executive Officer of the Bank for an initial term of five years that extends for successive one-year renewal terms unless either party gives 60-days' advance notice of non-renewal. As consideration for these services, the amended and restated employment agreement provides Mr. Franklin with the following compensation and benefits:

  •
  A minimum annual base salary of $450,000, subject to annual review by our Compensation Committee.

  •
  Annual cash performance bonus opportunity in the minimum amount of 25% of his base salary.

  •
  An award of 30,000 shares of restricted stock, after giving effect to the 2-for-1 stock split described herein (subject to adjustment for any stock splits, etc.), under our 2017 Omnibus Incentive Plan. These shares will vest in five equal annual installments beginning on the first anniversary of the grant date of the award, subject to Mr. Franklin's continuous employment through each vesting date.

  •
  Participation in the SERP, described above.

  •
  Certain severance benefits in the event of a qualifying termination of employment (including in connection with a change in control). See "—Potential Payments upon a Termination of Employment or a Change in Control."

  •
  Certain other employee benefits and perquisites, including a company-provided car and reimbursement of country club dues.

        Pursuant to the amended and restated employment agreement, Mr. Franklin will be subject to a confidentiality covenant, a two-year post-termination non-competition covenant and a two-year post-termination non-solicitation covenant.

  Employment Agreement with J. Pat Parsons

        We entered into an employment agreement with Mr. Parsons on February 28, 2008 and May 21, 2008 (which was amended on December 30, 2008 and March 6, 2013), pursuant to which he serves as the Vice Chairman of our board of directors and as Vice Chairman of the board of directors of the Bank. The employment agreement provides for an initial term of five years and automatically renews each year. Pursuant to the employment agreement, Mr. Parsons is entitled to an annual base salary of $300,000, subject to annual review by our board of directors, and is eligible to receive a discretionary bonus payment for each fiscal year. Mr. Parsons is also eligible to receive employee benefits, fringe benefits, and perquisites in accordance with the employment agreement. In addition, Mr. Parsons' employment agreement provides for certain severance benefits in the event of a qualifying termination of employment and certain payments in connection with a "change in control" of the Company. See "—Potential Payments upon a Termination of Employment or a Change in Control." Pursuant to the employment agreement, Mr. Parsons is eligible to receive an additional annual payment of $100,000 for a period of 10 years upon reaching the age of 65, subject to certain restrictions.

  Employment Agreement with Robert T. Pigott, Jr.

        We entered into an employment agreement with Mr. Pigott on March 6, 2013, pursuant to which he serves as our Chief Financial Officer and the Chief Financial Officer of the Bank. The employment agreement provides for an initial term of five years and automatic renewals thereafter for successive one-year terms, unless either party provides notice of non-renewal at least 60 days prior to the renewal date. Pursuant to the employment agreement, Mr. Pigott is entitled to an annual base salary of $225,000, subject to annual review by our board of directors, and is eligible to receive a discretionary bonus payment for each fiscal year. Mr. Pigott is also eligible to receive employee benefits, fringe benefits, and perquisites in accordance with the employment agreement. In addition, Mr. Pigott's employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See "—Potential Payments upon a Termination of Employment or a Change in Control."

Potential Payments upon a Termination of Employment or a Change in Control

        Below we have described the severance and other change in control benefits to which our named executive officers would be entitled upon a termination of employment and in connection with a change in control.

  Termination of Employment without Cause or Resignation with Good Reason

        The employment agreements with each of our named executive officers provide for severance benefits if we terminate the executive without "cause" or the executive resigns with "good reason" (as each of those terms is defined in the applicable employment agreement), which circumstances we refer to as a "qualifying termination of employment." Upon a qualifying termination of employment, the executive will be entitled to the following payments and benefits under his employment agreement:

  •
  an amount equal to the accrued but unpaid base salary and unused vacation pay, which we refer to as the "accrued obligations";

  •
  a lump sum cash payment consisting of $1,500,000 for Mr. Franklin (unless termination occurs during the 27-month period that begins three months prior to a change in control); 100% of one year's annual base salary for Mr. Parsons (unless termination occurs due to change in control); and $550,000 for Mr. Pigott;

  •
  pro-rata portion of the executive's annual bonus, except for Mr. Parsons, which we refer to as the "unpaid incentive payment";

  •
  medical benefits coverage for Mr. Franklin and Mr. Pigott and their dependents for 18 months and 24 months, respectively, following the date of termination of employment, and medical benefits coverage for Mr. Parsons and his dependents for the lesser of the period of time that the employment agreement would have been in effect, or 12 months, which we refer to as the "health and welfare benefits"; and

  •
  Mr. Franklin will fully vest in all outstanding unvested equity awards that would have vested based solely on Mr. Franklin's continued employment (i.e., all time-based equity awards).

  Change in Control

  Mr. Franklin

        Pursuant to his amended and restated employment agreement, if Mr. Franklin is terminated by us or the Bank other than for "cause" or he resigns for "good reason" (as each of those terms is defined in Mr. Franklin's amended and restated employment agreement) during the 27-month period that begins three months prior to a change in control (as such term is defined in Mr. Franklin's amended and restated employment agreement) and ends 24 months following such change in control, then, in lieu of the $1,500,000 cash severance payment otherwise payable to him, Mr. Franklin will be entitled to receive a cash severance payment equal to the greater of (a) $1,500,000 and (b) the amount equal to three times the sum of his then-current base salary and target annual bonus for the calendar year in which the termination occurs.

        In addition, under the terms of his SERP, upon a change in control Mr. Franklin is entitled to receive a lump-sum cash payment (in lieu of any other SERP benefit) in the amount of the Bank's liability accrual balance in respect of the SERP ($219,000 as of December 31, 2018). This amount is payable immediately after the change in control, regardless of whether Mr. Franklin's employment also terminates.

  Mr. Parsons

        Under his employment agreement, Mr. Parsons is entitled to a lump sum cash payment in an amount equal to 100% of one year's base salary upon termination without "cause" or if he resigns with "good reason," unless the termination occurs during the 180-day period immediately following a "change in control" of the Company (as that term is defined in the employment agreement), in which case Mr. Parsons will be entitled to receive a lump sum cash payment in an amount equal to 150% of one year's base salary.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth information relating to the unexercised options held by our named executive officers as of December 31, 2018, granted under the VB Texas, Inc. 2006 Stock Option Plan (the "2006 Plan"). Under both the 2006 Plan and the CBFH, Inc. 2014 Stock Option Plan (the "2014 Plan"), all of the stock options were granted with a per share exercise price equal to the fair market value of our common stock on the grant date, except for an employee who owns more than 10% of total combined voting power of the Company or the Bank, whose exercise price would then be at least 110% of the fair market value on the date of the grant. In November 2017 we granted 212,580 shares of restricted stock under the CBTX, Inc. 2017 Omnibus Incentive Plan (the "2017 Plan") to our directors, executive officers and certain key employees. Narrative disclosure regarding awards made pursuant to the Company's equity compensation plans are set forth below following this table.

	Option Awards						Stock Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options						Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
							Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
	Number of Securities Underlying Unexercised Options
					Option Exercise Price	Option Expiration Date
Name	Exercisable		Unexercisable
Robert R. Franklin, Jr.	—		—	—	—	—	24,000	(4)	$705,600	—	—
J. Pat Parsons	—		—	—	—	—	8,000	(4)	$235,200	—	—
Robert T. Pigott Jr.	9,320	(2)	—	—	$10.73	December 12, 2021	8,000	(4)	$235,200	—	—
	8,834	(3)	—	—	$11.32	December 19, 2022	—		—	—	—

(1)
Market value of shares of restricted stock that have not vested is calculated by multiplying the number of shares of stock that have not vested by the closing market price of our Common Stock on December 31, 2018, which was $29.40.

(2)
Options granted on December 13, 2011 and, pursuant to the merger with VB Texas, Inc., vested on July 22, 2013. These options were exercised in full on March 8, 2019.

(3)
Options granted on December 20, 2012 and, pursuant to the merger with VB Texas, Inc., vested on July 22, 2013.

(4)
Shares of restricted stock awarded under the 2017 Plan on November 11, 2017 vest in equal increments on an annual basis over a five-year period.

VB Texas, Inc. 2006 Stock Option Plan

        In connection with our merger with VB Texas, Inc., we assumed the 2006 Plan, and each outstanding option to acquire shares of VB Texas, Inc. common stock that was outstanding at the effective time of the merger was converted into an option to purchase our common stock equal to the number of shares of VB Texas, Inc. common stock into which such options were exercisable immediately before the effective time multiplied by an exchange ratio. All of these options under the 2006 Plan became fully vested and immediately exercisable at the time of the merger with VB Texas, Inc. As of December 31, 2018, there were options outstanding to acquire 66,922 shares of our common stock under the 2006 Plan. The 2006 Plan expired by its terms on October 25, 2016, and no additional options may be granted under its terms.

CBFH, Inc. 2014 Stock Option Plan

        In May 2014 our board of directors adopted the 2014 Plan, which was approved by our shareholders in May 2014. The 2014 Plan was adopted to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees and to promote the success of the Company's business by offering these individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase this interest, by permitting them to receive shares of common stock of the Company. The maximum number of shares which may be issued pursuant to grants under the 2014 Plan is 1,127,200 shares of our common stock. As of December 31, 2018, there were options outstanding to acquire 165,400 shares of our common stock under the 2014 Plan.

CBTX, Inc. 2017 Omnibus Incentive Plan

        In September 2017 our shareholders approved the 2017 Plan, which was previously approved by our board of directors. The purposes of the 2017 Plan are to provide additional incentives to selected officers, employees, non-employee directors and consultants, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons who are essential to the growth and success of our business and whose efforts will impact our long-term growth and profitability. The 2017 Plan provides for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, stock bonuses, other stock-based awards and cash awards. We have reserved for issuance under the 2017 Plan 600,000 shares of our common stock. As of December 31, 2018, there were 205,773 shares of restricted stock outstanding and as of March 31, 2019, there were 224,660 shares of restricted stock outstanding.

Director Compensation

        We pay our directors based on the director's participation in board meetings held throughout the year, and the Bank pays its directors based on the director's participation in its board of directors and committee meetings. During fiscal 2018, directors received $2,500 per board meeting attended. Additionally, the chairman of each committee will receive a fee of $5,000 per meeting attended, and the other members of each committee will receive a fee of $2,500 per meeting attended. Directors also received $1,000 per Bank board meeting attended and $250 per Bank committee meeting attended during 2018 for their services as directors of the Bank. During 2018, directors also received an additional one-time payment of an amount equivalent to the Bank board meeting fee at Christmas.

        The following table sets forth compensation paid, earned or awarded during 2018 to each of our directors other than Robert R. Franklin, Jr. and J. Pat Parsons, whose compensation is described above in "Summary Compensation Table." The table also includes compensation earned by each director that is attributable to his service as a director of the Bank.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total Compensation ($)
Michael A. Havard	61,633	—	—	61,633
Tommy W. Lott	57,733	—	—	57,733
Glen W. Morgan	28,333	—	—	28,333
Joe E. Penland, Sr.	38,333	—	—	38,333
Wayne A. Reaud	37,333	—	—	37,333
Joseph B. Swinbank	64,433	—	—	64,433
Sheila G. Umphrey	12,833	—	—	12,833
John E. Williams, Jr.	30,833	—	—	30,833
William E. Wilson, Jr.	60,133	—	—	60,133

        Directors are also entitled to the protection provided by the indemnification provisions in our amended and restated certificate of formation and amended and restated bylaws, and, to the extent they are directors of the Bank, the articles of association and bylaws of the Bank.

Compensation Policies and Practices and Risk Management

        We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers served as (a) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Company's Compensation Committee, (b) a director of another entity, one of whose executive officers served on the Company's Compensation Committee or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

        During the year ended December 31, 2018, the members of our Compensation Committee were Messrs. Havard (Chairman), Lott, Penland, Reaud and Swinbank. None of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2018, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under the section titled "Certain Relationships and Related Person Transactions" other than Mr. Reaud. We routinely purchase advertising space in local newspapers in the areas in which the Company operates. The Examiner is the primary local newspaper for the Beaumont, Texas area and is a publication of The Examiner Corporation. Mr. Reaud is the sole shareholder of The Examiner Corporation. We paid The Examiner Corporation the following amounts since January 1, 2014, approximately: $82,782 in fiscal year 2014; $101,011 in fiscal year 2015; $94,336 in fiscal year 2016; $191,950 in fiscal year 2017 (which includes a prepayment for 2018 advertisements); and $93,755 in fiscal year 2018.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2018.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining available for Future Issuance Under Equity Compensation Plans (excluding column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders(1)	165,400	$18.88	1,307,238
Equity compensation plans not approved by shareholders(2)	—	—	—

Total	165,400	$18.88	1,307,238

(1)
The number of shares available for future issuance includes 348,038 shares available under the Company's 2017 Omnibus Incentive Plan (which allows for the issuance of options, as well as various other stock-based awards) and 959,200 shares available under the Company's 2014 Stock Option Plan.

(2)
The number of shares to be issued upon exercise of outstanding options, warrants and rights excludes 66,922 options with a weighted-average exercise price of $11.19 to be issued under the 2006 Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, are customers of, or have or have had transactions with, the Bank or us in the ordinary course of business. These transactions include deposits, loans, and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Our loans and deposits with these parties have been made and accepted in compliance with applicable regulations and our written policies. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.

        Lindsay, Lindsay & Parsons, Attorneys at Law has represented us in various legal matters. Mr. Parsons is a member of our board of directors and his son is a partner at Lindsay, Lindsay & Parsons, Attorneys at Law. We paid legal fees of $37,058 for fiscal 2018.

        We routinely purchase advertising space in local newspapers in the areas in which the Company operates. The Examiner is the primary local newspaper for the Beaumont, Texas area and is a publication of The Examiner Corporation. Mr. Reaud is the sole shareholder of The Examiner Corporation. We paid The Examiner Corporation $93,755 for fiscal 2018.

        Transactions by us with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). See our Annual Report on Form 10-K, Item 1. Business—Supervision and Regulation—Restrictions on Transactions with Affiliates and Insiders.

        We have adopted policies to comply with these regulatory requirements and restrictions, such as a written Related Person Transactions Policy which provides that any related person transaction is generally prohibited unless the Audit Committee determines that such transaction is fair to the Company and, if necessary, the Company has developed an appropriate plan to manage any conflicts of interest.

 BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK BY MANAGEMENT AND
PRINCIPAL SHAREHOLDERS OF THE COMPANY

        The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2019, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company's common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person, subject to applicable community property laws.

        Beneficial ownership is determined in accordance with rules of the SEC and generally includes any shares over which a person exercises sole or shared voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, we believe the beneficial owners of common stock listed below, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names. Unless otherwise noted, the address for each Director and Named Executive Officer listed on the table below is: c/o CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Directors and Named Executive Officers:
Robert R. Franklin, Jr.	276,138	(2)	1.10%
J. Pat Parsons	124,300	(3)	*
Michael A. Havard	43,410	(4)	*
Tommy W. Lott	210,530	(5)	*
Glen W. Morgan	1,219,330	(6)	4.85%
Joe E. Penland, Sr.	1,250,000	(7)	4.97%
Wayne A. Reaud	1,225,330	(8)	4.87%
Joseph B. Swinbank	229,390	(9)	*
Sheila G. Umphrey	1,219,410	(10)	4.85%
John E. Williams, Jr.	1,227,010	(11)	4.88%
William E. Wilson, Jr.	58,000	(12)	*
Robert T. Pigott, Jr.	63,967	(13)	*
Directors and Executive Officers as a group (18 persons)	7,367,586	(14)	29.24%

*
Represents beneficial ownership of less than 1%.

(1)
Percentages are based on 25,143,136 shares of common stock issued and outstanding at March 31, 2019. For purposes of computing the percentage of outstanding shares of common stock held by any individual listed in this table, any shares of common stock that such person has the right to acquire pursuant to the exercise of a stock option that are exercisable or will vest within 60 days of March 31, 2019 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (i) 249,471 shares held by Mr. Franklin individually and (ii) 26,667 shares outstanding pursuant to restricted stock awards. Mr. Franklin has pledged 101,600 shares as collateral to secure outstanding debt obligations.

(3)
Includes (i) 33,080 shares held by Mr. Parsons individually, (ii) 81,387 shares held jointly by Mr. Parsons and his spouse, and (iii) 9,833 shares outstanding pursuant to restricted stock awards.

(4)
Includes (i) 41,665 shares held by Mr. Havard individually, (ii) 80 shares that Mr. Havard has shared voting and investment power over pursuant to a power of attorney and disclaims beneficial ownership of, and (iii) 1,665 shares outstanding pursuant to restricted stock awards.

(5)
Includes (i) 208,865 shares held by Mr. Lott individually and (ii) 1,665 shares outstanding pursuant to restricted stock awards.

(6)
Includes (i) 576,639 shares held by Mr. Morgan individually, (ii) 641,026 shares held by the Grace Trust of which Mr. Morgan serves as the trustee, and (iii) 1,665 shares outstanding pursuant to restricted stock awards.

(7)
Includes (i) 333,029 shares held by Mr. Penland individually, (ii) 190,670 shares held by the Penland Foundation of which Mr. Penland serves as the trustee, (iii) 724,636 shares held by Tram Road Partners LP of which Mr. Penland is the trustee, and (iv) 1,665 shares outstanding pursuant to restricted stock awards. Tram Road Partners LP has pledged 724,636 shares as collateral to secure outstanding debt obligations.

(8)
Includes (i) 1,217,665 shares held by Mr. Reaud individually, (ii) 2,000 shares held by the Adriana Victoria Oxford Trust of which Mr. Reaud serves as trustee, (iii) 2,000 shares held by the Alaina Daniell Oxford Trust of which Mr. Reaud serves as trustee, (iv) 2,000 shares held by the Gabriella Elizabeth Oxford Trust of which Mr. Reaud serves as trustee, and (v) 1,665 shares outstanding pursuant to restricted stock awards.

(9)
Includes (i) 126,125 shares held by Mr. Swinbank individually, (ii) 101,600 shares held by the JBS/STS Grandchildren's Trust of which Mr. Swinbank has voting power, and (iii) 1,665 shares outstanding pursuant to restricted stock awards.

(10)
Includes (i) 1,216,000 shares held by the Umphrey II Family Limited Partnership of which Ms. Umphrey is a limited partner and has shared voting and investment power, (ii) 80 shares held by Ms. Umphrey's spouse individually and to which Ms. Umphrey disclaims beneficial ownership of, except to the extent of pecuniary interest therein, if any, (iii) 1,665 shares held by Mrs. Umphrey individually, and (iv) 1,665 shares outstanding pursuant to restricted stock awards.

(11)
Includes (i) 1,225,345 shares held by Mr. Williams individually and (ii) 1,665 shares outstanding pursuant to restricted stock awards. Mr. Williams has pledged 608,000 shares as collateral to secure outstanding debt obligations.

(12)
Includes (i) 24,335 shares held by Mr. Wilson individually, (ii) 24,000 shares held by Mr. Wilson's individual retirement account, (iii) 8,000 shares held by the Caldwell McFadden Mineral Trust of which Mr. Wilson serves as the trustee, and (iv) 1,665 shares outstanding pursuant to restricted stock awards.

(13)
Includes (i) 32,646 shares held by Mr. Pigott's individual retirement accounts, (ii) 13,820 shares held by Mr. Pigott individually, (iii) 8,834 shares issuable upon the exercise of stock options within 60 days of March 31, 2019, and (iv) 8,667 shares outstanding pursuant to restricted stock awards.

(14)
Includes (i) 7,197,944 shares held by the directors and executive officers, (ii) 57,074 shares issuable upon the exercise of stock options within 60 days of March 31, 2019, and (iii) 112,568 shares outstanding pursuant to restricted stock awards. Individuals in this group have separately pledged a total of 1,446,796 shares as collateral to secure outstanding debt obligations of such individuals.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC. Such persons are required by the SEC's regulations to furnish us with copies of all reports they file pursuant to Section 16.

        Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2018 our officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

 AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

        The Audit Committee oversees the Company's financial reporting process on behalf of the board. Management has the primary responsibility for preparing the Company's financial statements and the reporting process, including developing, maintaining and evaluating the Company's internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2018, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee discussed with Grant Thornton LLP their audit of the Company's 2018 financial statements, including the Company's internal control over financial reporting. During 2018, the Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting. In addition, the Audit Committee discussed with Grant Thornton LLP the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board, or PCAOB, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with Grant Thornton LLP the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from Grant Thornton LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors' independence and concluded that the auditor's independence had been maintained.

        Based on its review and discussions noted above, the Audit Committee recommended to the Company's board that the audited financial statements be included in the annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2018.

The Audit Committee of the Board of Directors
William E. Wilson, Jr. (Chairman) Michael A. Havard Tommy W. Lott Joseph B. Swinbank

 DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

        If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2020 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at the Company's principal executive office no later than December 12, 2019. Any such proposal must comply with the requirements of Rule 14a-8.

        In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. For business, other than nomination of directors, to be properly brought before a meeting, notice must be received by the Secretary of the Company at the address below not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year's annual meeting. The Secretary of the Company, therefore, must receive notice of any business to be considered at our 2020 annual meeting of shareholders, no earlier than January 16, 2020 and no later than February 15, 2020. Additionally, for nominations of persons for election to the board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the address below, not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year's annual meeting. The Secretary of the Company, therefore, must receive notice of shareholder nomination for candidates no earlier than December 17, 2019 and no later than January 16, 2020.

        However, in the case of shareholder proposals and shareholder nominations, if the date of the annual meeting is advanced more than 30 calendar days prior to such anniversary date or delayed more than 60 calendar days after such anniversary date then the notice must be received no later than the later of 70 calendar days prior to the date of the annual meeting or the close of business on the 7th calendar day following the earlier of the date on which notice of the annual meeting is first mailed by or on behalf of the Company or the day on which public announcement is first made of the date of the annual meeting. All notices to us must also provide certain information set forth in the Company's bylaws. A copy of the Company's bylaws may be obtained upon written request to the Secretary of the Company.

        Shareholder proposals and nominations should be submitted to the Secretary of the Company and the Corporate Governance and Nominating Committee, respectively, at CBTX, Inc., 9 Greenway Plaza, Suite 110, Houston, Texas 77046.

OTHER MATTERS

        The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment or postponement thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

        You are cordially invited to attend the annual meeting. Regardless of whether you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

Robert R. Franklin, Jr. Chairman, President and Chief Executive Officer

Houston, Texas
April 10, 2019

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m. Central Time, on May 15, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/CBTX delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CBTX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class I Directors: Nominees For Withhold 01 - Robert R. Franklin, Jr. 02 - J. Pat Parsons 03 - Michael A. Havard 04 - Tommy W. Lott For All 4 Nominees ForAgainst Abstain 2. Ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. Please sign your name as it appears on the stock certificate(s) issued to you. If held by more than one owner, each owner must sign. Trustees, administrators, etc. should include full title. A corporation should provide its full name and the title of the authorized officer signing this Proxy Card. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 1 5 4 2 7 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 030U3C MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommends a vote “FOR” the nominees below and “FOR” proposal 2 below. Annual Meeting Proxy Card1234 5678 9012 345

Important Notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The 2019 Proxy Statement and Annual Report are available at: www.communitybankoftx.com under Investor Relations. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019 5999 Delaware Street, Beaumont, Texas 77706 THIS PROXY IS SOLICITED ON BEHALF OF THE CBTX, INC. BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Robert R. Franklin, Jr. and J. Pat Parsons jointly and severally with the full power of substitution and revocation, as proxies to represent and to vote for and on behalf of the undersigned, with all the powers that the undersigned would possess if personally present, all of the shares of common stock, par value $0.01 per share, of CBTX, Inc. (the “Company”), that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 5999 Delaware Street, Beaumont, Texas 77706 in the third floor Board Room on Wednesday, May 15, 2019, at 10:00 a.m. Central Time, and at any adjournments or postponements thereof, on the matters and proposals set forth in the Notice of the 2019 Annual Meeting of Shareholders dated April 10, 2019, and which may properly come before the 2019 Annual Meeting in accordance with directions contained in this Proxy Card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted “FOR” the election of all of the Class I director nominees named in Proposal 1, and “FOR” approval of Proposal 2. PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING. Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. + C Non-Voting Items Proxy — CBTX, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CBTX

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Class I Directors: Nominees For Withhold 01 - Robert R. Franklin, Jr. 02 - J. Pat Parsons 03 - Michael A. Havard 04 - Tommy W. Lott For All 4 Nominees ForAgainst Abstain 2. Ratification of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. Please sign your name as it appears on the stock certificate(s) issued to you. If held by more than one owner, each owner must sign. Trustees, administrators, etc. should include full title. A corporation should provide its full name and the title of the authorized officer signing this Proxy Card. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 1 5 4 2 7 030U4C MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommends a vote “FOR” the nominees below and “FOR” proposal 2 below. Annual Meeting Proxy Card

Important Notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The 2019 Proxy Statement and Annual Report are available at: www.communitybankoftx.com under Investor Relations. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2019 5999 Delaware Street, Beaumont, Texas 77706 THIS PROXY IS SOLICITED ON BEHALF OF THE CBTX, INC. BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Robert R. Franklin, Jr. and J. Pat Parsons jointly and severally with the full power of substitution and revocation, as proxies to represent and to vote for and on behalf of the undersigned, with all the powers that the undersigned would possess if personally present, all of the shares of common stock, par value $0.01 per share, of CBTX, Inc. (the “Company”), that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 5999 Delaware Street, Beaumont, Texas 77706 in the third floor Board Room on Wednesday, May 15, 2019, at 10:00 a.m. Central Time, and at any adjournments or postponements thereof, on the matters and proposals set forth in the Notice of the 2019 Annual Meeting of Shareholders dated April 10, 2019, and which may properly come before the 2019 Annual Meeting in accordance with directions contained in this Proxy Card. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is made, this proxy will be voted “FOR” the election of all of the Class I director nominees named in Proposal 1, and “FOR” approval of Proposal 2. PLEASE MARK, SIGN, AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING. Proxy — CBTX, Inc.